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                                                                    EXHIBIT 3.30

                            ARTICLES OF INCORPORATION

                                       OF

                            ENVIROCLEAN SYSTEMS, INC.

                            ------------------------

     The undersigned person, pursuant to Section 79-4-2.02 (Profit Corporation) of the Mississippi Code of 1972, hereby execute the following document and set forth:

     1.   The name of the Corporation is Enviroclean Systems, Inc.

     2.   Domicile address is: Hwy. 15 North
                               P.O. Box 295
                               Newton, MS 39345
                               Newton County, MS

     3.   The period of duration is ninety-nine (99) years.

     4. (a) The number and class of shares the corporation is authorized to issue is as follows.

                    CLASSES                  NO. OF SHARES AUTHORIZED

                  Common Stock                         10,000

     5. The street address of its initial registered office is Hwy. 15 North, PO Box 295, Newton, Mississippi 39345 and the name of its initial registered agent at such agent at such address is George W. Smyth, Jr.

     6.   The name and complete address of each incorporator is as follows:
George W. Smyth, Jr., Hwy. 15 North, P.O. Box 295, Newton, Mississippi 39345.

     7. The number of Directors constituting the initial Board of Directors of the corporation is two (2) and the name and address of the person who are to serve as directors until their first successors are elected and shall qualify are:

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                 NAME                         STREET AND POST OFFICE ADDRESS

George W. Smyth, III                        4780 NW 3rd Street
                                            Plantation, Florida  33317

George W. Smyth, Jr.                        Hwy 15 North
                                            P.O. Box 295
                                            Newton, Mississippi  39345


                                            /s/ George W. Smyth, Jr.
                                            ------------------------------
                                            George W. Smyth, Jr.
                                            Incorporator

STATE OF MISSISSIPPI

COUNTY OF NEWTON

     This day personally appeared before me, the undersigned authority in and for said County and State, GEORGE W. SMYTH, Incorporator of the corporation known as Enviroclean Systems, Inc., who acknowledged that he signed and executed the above and foregoing Articles of Incorporation as his act and deed on this the 15th day of February, 1991.

                                      /s/ Susan Renee Marke
                                      ---------------------------
                                      Notary Public

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